Exhibit 10.1

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the "Loan Agreement"), dated as of February 9, 2011 is by and between VISION GLOBAL SOLUTIONS, INC, a Nevada corporation (the “Borrower”) and NAVITAS CAPITAL, LLC, a Nevada limited liability company ("Lender”).

In consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

1. DEFINITIONS.

a. “Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vi) any indebtedness secured by a Lien on a Person’s assets and (vii) any unsatisfied obligation for “withdrawal liability” to a “multiemployer plan” as such terms are defined under ERISA.

b. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2. Lender hereby establishes for a period extending to March 31, 2012 (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of One Hundred Thousand Dollars ($100,000.00) (the "CREDIT LIMIT"). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note (the “Note”) in the amount of the Credit Limit and in form and content satisfactory to Lender. All sums advanced on the Credit Line or pursuant to the terms of this Loan Agreement (each an "ADVANCE") shall become part of the principal of said Note.  Principal and accrued interest outstanding from previous Notes between Borrower and Lender shall transfer to this revolving line of credit after which the Previous Notes shall become satisfactorily discharged as paid-in-full.

3. ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chief Executive Officer, President or any Vice President to request Advances. Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.  The funds from the Advances will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

4. INTEREST. All sums advanced pursuant to this Loan Agreement shall bear interest from the date each Advance is made until paid in full at the rate of ten percent (10%) per annum, compounding daily on outstanding balance (the "EFFECTIVE RATE").

5. REPAYMENT. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Loan Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a. Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Nevada with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

b. Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

c. The execution, delivery and performance of this Loan Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

7. EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

a. Failure to pay any principal or interest hereunder within sixty (60) days after the same becomes due.

b. Any representation or warranty made by Borrower in this Loan Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

c. The Borrower or the Parent Company shall default in the performance or observance of any provision of any agreement or commitment (other than those relating to Indebtedness) and such default has or might have a Material Adverse Effect;

d. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Loan Agreement, other than a default constituting a separate and distinct event of default under this Section 7.

e. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

f. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

g. Notwithstanding the foregoing, no event of default shall have occurred until ten (10) days after notice thereof has been given by the Lender to Borrower in accordance with Section 9 below.

8. REMEDIES. Upon the occurrence and during the continuance of an Event of Default as defined above, Lender may (i) declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable; and (ii) exercise all rights and remedies available under this Agreement, the Security Agreement and applicable law. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Loan Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

9. NOTICE. All notices, demands or other communications to be given or delivered pursuant to the terms of this Loan Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier services (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, addressed to the party to which notice is being given as follows:

If to Borrower:

Blair Krueger, Esq., Attorney at Law
The Krueger Group, LLP
5771 La Jolla Boulevard La Jolla, California 92037

If to Lender:

Navitas Capital, LLC
20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
Attn: Adam McAfee

10. GENERAL PROVISIONS. All representations and warranties made in this Loan Agreement and the Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Loan Agreement and the making of any loans hereunder. This Loan Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Loan Agreement, any Note issued pursuant hereto, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of California. Time is of the essence hereof. This Loan Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Loan Agreement may not be amended or modified except in writing signed by the parties.

IN WITNESS WHEREOF, this Loan Agreement has been duly executed by the parties hereto as of the 9th day of February, 2011.

BORROWER:  VISION GLOBAL SOLUTIONS, INC.

/s/ Todd Waltz
Todd Waltz, CEO

LENDER: NAVITAS CAPITAL, LLC

/s/ Adam McAfee
Adam McAfee, Managing Member

THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR ASSIGNED TO ANY US PERSON AND EVERY PURCHASER OR SUBSEQUENT HOLDER OF THIS NOTE WILL BE REQUIRED TO CERTIFY THAT IT IS NOT A US PERSON AND IS NOT ACQUIRING THE SECURITIES FOR THE ACCOUNT OR BENEFIT OF ANY US PERSON.

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES LAW, INCLUDING STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT THERETO.

PROMISSORY NOTE

$100,000.00	Cupertino, California
February 9, 2011

This Promissory Note (the "NOTE") is made and executed as of the date referred to above, by and between VISION GLOBAL SOLUTIONS, INC., a Nevada corporation (the "BORROWER"), and NAVITAS CAPITAL, LLC, a Nevada limited liability company ("LENDER"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 5771 La Jolla Boulevard, La Jolla, California 92037 or at such other place as Lender may designate in writing, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the "LOAN AGREEMENT") of even date herewith, whichever is less, together with interest thereon on the dates set forth in the Loan Agreement.  Borrower shall pay accrued interest on the outstanding principal balance under the Note at the interest rates and on the dates specified in the Loan Agreement.   This Note is subject to the provisions of the Loan Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

This Note and the rights and obligations of the parties under this Note shall be governed by and construed and enforced in accordance with the laws of California.

BORROWER:  VISION GLOBAL SOLUTIONS, INC.

/s/ Todd Waltz
Todd Waltz, CEO

LENDER: NAVITAS CAPITAL, LLC

/s/ Adam McAfee
Adam McAfee, Managing Member